Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 10, 2006 with respect to the consolidated financial statements of Canadian Superior Energy Inc., as at and for the year ended December 31, 2005, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Meyers Norris Penny
Chartered Accountants
Calgary, Canada
May 12, 2006